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                                                                     EXHIBIT 4.5

              YEAR 2003 PERFORMANCE CONTRACT WITH VICE PRESIDENT OF
                           PETROCHINA COMPANY LIMITED

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
Offeree: Name: LIU, Baohe                            Offeror: Name: CHEN, Geng              Term of the Contract: January 1, 2003 to
                                                                                                                  December 31, 2003
Title:   Vice President of PetroChina Company        Title:   President of PetroChina
         Limited ("PetroChina")                                                             Date of Execution: January 18, 2003

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INDICES                 KEY PERFORMANCE INDICES            WEIGHT  MEASUREMENT              TARGET           ACTUAL
                        (KPI)                                                                                PERFORMANCE
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
Profits Indices         Rate of return of the invested     20%     %                        8.38
                        capital of PetroChina (ROIC)

                        Net income of PetroChina (NI)      10%     In million RMB           34,280

                        Total profit from exploration      20%     In million RMB           45,680
                        and production companies
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Operating Indices       Unit operating cost for oil and    15%     USD/barrel-of-equivalent 4.29
                        gas                                        (BOE)

                        Total quantity of crude oil        10%     In thousand tons         103,000
                        produced

                        Rate of reserves replacement       15%     %                        102

                        Receivables of exploration         5%      %                        Per Shiyoucaizi
                        and production businesses                                           [2001] 311

                        Gap between the actual capital     5%      %                        +/- 5
                        expenditure and budget for
                        exploration and production
                        businesses
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Indices to Be Put under Quality safety and environmental   Accidents involving death                         Comprehensive
Control                 protection (exploration and        < or = 0.05 persons/million man-hours;            performance expressed
                        production businesses)             Extraordinary quality accidents involving social  in marks to be reduced
                                                           effects = 0;                                      by 5 marks if exceeding
                                                           Extraordinary accidents involving environmental   target of the index put
                                                           pollution < or = 5                                under control.
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Signature of Offeree: /s/ LIU BAOHE      Signature of Offeror:  /s/ CHEN GENG
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